AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT is made and entered into as of the 1st day of November, 2006, by and among SECURITY BENEFIT LIFE INSURANCE COMPANY (the "Company"), a Kansas corporation, on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), VAN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), a Delaware business trust, VAN KAMPEN FUNDS INC. (the "Underwriter"), a Delaware corporation, and VAN KAMPEN ASSET MANAGEMENT (the "Adviser"), a Delaware corporation.

         WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of September 1, 2005, as such agreement may be amended from time to time (the "Participation Agreement"); and

         WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

         NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

         1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

         2. Schedule B of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule B.

         3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

         4. This Amendment may be amended only by written instrument executed by each party hereto.

         5. This Amendment shall be effective as of the date written above.


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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


SECURITY BENEFIT LIFE INSURANCE COMPANY


BY:      ______________________________
         NAME:
         TITLE:


VAN KAMPEN LIFE INVESTMENT TRUST


BY:      ______________________________
         NAME:
         TITLE:


VAN KAMPEN FUNDS INC.


BY:      ______________________________
         NAME:
         TITLE:


VAN KAMPEN ASSET MANAGEMENT


BY:      ______________________________
         NAME:
         TITLE:


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

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


NAME OF SEPARATE ACCOUNT AND             FORM NUMBER AND NAME OF
DATE ESTABLISHED BY BOARD OF DIRECTORS   CONTRACT FUNDED BY SEPARATE ACCOUNT

REGISTERED ACCOUNT(S):                   REGISTERED CONTRACT(S):

SBL Variable Annuity Account XIV         V6029 - AdvisorDesigns
June 26, 2000

SBL Variable Annuity Account XIV         V6029 - EliteDesigns
June 26, 2000

SBL Variable Annuity Account XVII        V6029 - Classic Strategies
November 24, 2003

SBL Variable Annuity Account XIV         V6029 - SecureDesigns
June 26, 2000

SBL Variable Annuity Account XIV         V6029 - Advance Designs
June 26, 2000

SBL Variable Annuity Account V & VI      V6023, GV 6322, V6019  -
January 31, 1984                           Variflex and Variflex ES,  VIVA

SBL Variable Annuity Account VIII        V6028, V6025,V6022 and V6320 -
September 12, 1994                             Variflex Extra Credit, Variflex
                                               Signature, Variflex LS and
                                               Variflex LS Group Unallocated



UNREGISTERED ACCOUNT(S):                 UNREGISTERED CONTRACT(S):
None                                              None


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

                                   SCHEDULE B

               PORTFOLIOS OF THE VAN KAMPEN LIFE INVESTMENT TRUST
                         AVAILABLE UNDER THIS AGREEMENT

                      Comstock Portfolio - Class II Shares
                               CUSIP No. 92113L849
                     Government Portfolio - Class II Shares
                               CUSIP No. 92113L781


                                      A-1